SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

Date of Report (Date of earliest event reported): January 9, 2007

American Basketball Association, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-51464	87-0376691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9421 Holliday Road
Indianapolis, Indiana 4620
(Address of Principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 844-7502

 (Former Name or Former Address if changed Since Last Report)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registration under any of the following provisions (se General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2007, American Basketball Association, Inc. (the “Company”) entered into a Consulting agreement with Cioffi Business Management Services. The Consulting Agreement is for an initial term of twelve (12) months. The Company has agreed to compensate the consultant $102,000 as well as issue the Consultant 550,000 shares of its common stock for the initial 12 month term. During the term of the Consulting Agreement, the principal shareholder of the consultant, Mr. Darren Cioffi, will act as the Company's Chief Financial Officer.

Since 2001, when Mr. Cioffi established Cioffi Business Management Services, he has assisted small and medium businesses, including public companies, on SEC accounting/filing, Sarbanes Oxley compliance, other standard compliance measures as well as financial reporting and management. Mr. Cioffi has served as Chief Financial Officer of Web2 Corp since September 2004 and is a co-owner of the Strong Island Sound, a professional basketball club which is also a member of the American Basketball Association. Mr. Cioffi has held several positions in the consulting and technology industry including Chief Operating Officer of Thinkersgroup.com, where he was responsible for the development and implementation of the organizational structure as well as day-to-day operations. From 1998 to 1999, Mr. Cioffi served as the Vice President of Consulting Services for Total Business Solutions, where he specialized in the implementation and sales of Customer Relationship Management and Back office Accounting Solutions through one on one and group collaboration with Total Business Solutions clients. From 1995 through 1998, he served as Controller and Vice President of Sales for Comptech Resources. In October 1998, following Paratech Resources, Inc.'s acquisition of Comptech, Mr. Cioffi was named General Manager of Consulting Services. Mr. Cioffi also spent two years in public accounting for the firm of Pannell Kerr Forster and served as Assistant Controller for the Seafield Center from 1991-1995. Mr. Cioffi earned a BS in Accounting from Long Island University. He is also a member of the National Society of Accountants and is accredited by the Accreditation Council for Accounting & Taxation, Inc.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Consulting Agreement dated January 9, 2007 between the Company and Cioffi Business Management Services.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Basketball Association, Inc.

Dated: January 19, 2007	By:	/s/ Joseph Newman
Name: Joseph Newman
Title: Chief Executive Officer